Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 3) of our report dated May 25, 2017 relating to BioCrude Technologies USA, Inc.’s consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

May 25, 2017